UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2004

TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)

27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices)   (Zip Code)

(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [__]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [__]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [__]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [__]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.      Other Events.

Item 8.01. Other Events.

On September 20, 2004, Tower Automotive held a special meeting of its stockholders. At the special meeting, the stockholders ratified and approved the issuance of $125 million principal amount of our 5.75% Convertible Senior Debentures due 2024 and the related shares of our common stock issuable upon conversion or repurchase of the Debentures. More than 61% of the Company's outstanding shares voted in person or by proxy. Over 92% of those shares voted at the meeting were cast in favor of the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2004	TOWER AUTOMOTIVE, INC. By /s/ Kathleen Ligocki ——————————————— Name: Kathleen Ligocki Title: President and Chief Executive Officer